Daniel Promislo

as of December 15, 2011

Scott F. Schaeffer
Chief Executive Officer and President
RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104

To the Chief Executive Officer and President:

This letter is formal notification of my retirement effective as of the date hereof from the Board of Trustees (the “Board”) of RAIT Financial Trust (“RAIT”), as Chairman of the Compensation Committee of the Board and from any other positions held by me with RAIT and its subsidiaries. As I’m sure you know from our many discussions over the years and more recently in our discussion relating to my plan to leave the Board, I have tremendous respect for you, the other officers, and the Trustees of RAIT. My retirement as an active Trustee is simply a personal decision and should not be interpreted in any way as a disagreement with RAIT on any matter relating to RAIT’s operations, policies or practices.

Yours sincerely,

/s/ Daniel Promislo
Daniel Promislo

cc: Raphael Licht

Chief Operating Officer and Secretary

RAIT Financial Trust